Contact:
	Investors:	Lisa O’Connor 724.514.1782 lisa.oconnor@ansys.com

NEWS RELEASE FOR IMMEDIATE RELEASE	Media:	Kelly Wall 724.514.3076 kelly.wall@ansys.com

ANSYS, INC. REPORTS ANOTHER RECORD QUARTER AND RAISES 2007 OUTLOOK

Second Quarter Results Set Path for a Year of Record Results

SOUTHPOINTE, PA - August 2, 2007 - ANSYS, Inc. (Nasdaq: ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced a new Company record for second quarter non-GAAP operating results.

Commenting on the second quarter performance, Jim Cashman, ANSYS President and CEO stated, “This quarter’s results continue the momentum that we have seen building over the past several quarters and reflect the strength of our diversified global business. We have made encouraging progress during the recent quarter and first half of 2007 to capture the strength of combining the ANSYS and Fluent businesses into a broad portfolio of unprecedented engineering simulation solutions. Compared to a year ago, this quarter’s non-GAAP revenues increased over 35% while non-GAAP diluted earnings per share increased 43%. We have also continued to focus on strengthening our margins and balance sheet. These efforts produced record cash flows from operations of $37 million for the second quarter and $59 million for the first six months of 2007. Based on our first half performance, we are increasing our 2007 full year guidance and believe we are poised to drive 2007 to be the most successful year in the Company’s 37 year history.”

ANSYS’ second quarter and year-to-date 2007 financial results are presented below.   The non-GAAP results exclude the income statement effects of stock-based compensation, purchase accounting for deferred revenue and acquisition-related amortization of intangible assets. The 2006 non-GAAP results also exclude a one-time charge related to in-process research and development associated with the acquisition of Fluent. Non-GAAP and GAAP results reflect:

•
Total non-GAAP revenue of $92.3 million in the second quarter of 2007 as compared to $68.2 million in the second quarter of 2006; total non-GAAP revenue of $181.9 million in the first six months of 2007 as compared to $114.2 million in the first six months of 2006; total GAAP revenue of $92.2 million in the second quarter of 2007 as compared to $62.3 million in the second quarter of 2006; total GAAP revenue of $180.1 million in the first six months of 2007 as compared to $108.3 million in the first six months of 2006;

•
A non-GAAP operating profit margin of 43.4% in the second quarter of 2007 as compared to 38.1% in the second quarter of 2006; a non-GAAP operating profit margin of 43.0% in the first six months of 2007 as compared to 40.2% in the first six months of 2006; a GAAP operating profit margin of 33.0% in the second quarter of 2007 as compared to (23.3%) in the second quarter of 2006; a GAAP operating profit margin of 31.8% in the first six months of 2007 as compared to 3.1% in the first six months of 2006;

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•
Non-GAAP net income of $24.6 million in the second quarter of 2007 as compared to $16.5 million in the second quarter of 2006; non-GAAP net income of $48.1 million in the first six months of 2007 as compared to $31.0 million in the first six months of 2006; GAAP net income of $18.3 million in the second quarter of 2007 as compared to GAAP net loss of $19.4 million in the second quarter of 2006; GAAP net income of $34.4 million in the first six months of 2007 as compared to GAAP net loss of $6.5 million in the first six months of 2006; and

•
Non-GAAP diluted earnings per share of $0.30 in the second quarter of 2007 as compared to $0.21 in the second quarter of 2006; non-GAAP diluted earnings per share of $0.59 in the first six months of 2007 as compared to $0.43 in the first six months of 2006; GAAP diluted earnings per share of $0.23 in the second quarter of 2007 as compared to GAAP diluted loss per share of ($0.27) in the second quarter of 2006; GAAP diluted earnings per share of $0.43 in the first six months of 2007 as compared to GAAP diluted loss per share of ($0.09) in the first six months of 2006.

The Company’s GAAP results reflect stock-based compensation charges of approximately $2.1 million ($1.8 million after tax) or $0.02 diluted earnings per share for the second quarter of 2007 and approximately $4.3 million ($3.6 million after tax) or $0.04 diluted earnings per share for the first six months of 2007.

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2007 discussed below, represent non-GAAP financial measures. A reconciliation of these measures to the appropriate GAAP measures, for the three months and six months ended June 30, 2007 and 2006, and for the 2007 financial outlook, is included in the condensed financial information included in this release.

On May 14, 2007, the Company announced that its Board of Directors approved a 2-for-1 stock split of the Company’s common shares. The stock split was payable in the form of a stock dividend and entitled each stockholder of record at the close of business on May 25, 2007 to receive one share of common stock for every outstanding share of common stock held on that date. The stock dividend was distributed on June 4, 2007. The share data and earnings per share data in this press release give effect to the stock split, applied retroactively, to all periods presented.

Management’s Remaining 2007 Financial Outlook
The Company has provided its 2007 revenue and earnings per share guidance below. The revenue and earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. Non-GAAP revenue and non-GAAP diluted earnings per share exclude charges for stock-based compensation, as well as the income statement effects of purchase accounting for deferred revenue and acquisition-related amortization of intangible assets.

As required by SFAS No. 123R and guidance issued by the Securities and Exchange Commission, the Company records expenses and tax benefits related to stock-based compensation. As a result, the GAAP estimates for earnings per share provided below reflect the anticipated impact of stock-based compensation. The Company issues both nonqualified and incentive stock options; however, incentive stock options comprise a significant portion of outstanding stock options. The tax benefits associated with incentive stock options are unpredictable, as they are predicated upon an award recipient triggering an event that disqualifies the award and which then results in a tax deduction to the Company. GAAP requires that these tax benefits be recorded at the time of the triggering event. The triggering events for each option holder are not easily projected. In order to estimate the tax benefit related to incentive stock options, the Company makes many assumptions and estimates, including the number of incentive stock options that will be exercised during the period by U.S. employees, the number of incentive stock options that will be disqualified during the period and the fair market value of the Company’s stock price on the exercise dates. Each of these items is subject to significant uncertainty. Additionally, a significant portion of the tax benefits related to disqualified incentive stock options is accounted for as an increase to equity (additional paid-in capital) rather than as a reduction in income tax expense, especially in the periods most closely following the adoption date of SFAS No. 123R.  Although all such benefits continue to be realized through the Company’s tax filings, this accounting treatment has the effect of increasing tax expense and reducing net income.  For example, the Company realized a tax benefit of approximately $2.0 million during the first six months of 2007 related to disqualified incentive stock options; however, only $137,000 of such amount was recorded as a reduction in income tax expense. Because there are significant limitations in estimating the impact of SFAS No. 123R, including those discussed above, the actual impact of stock-based compensation on GAAP earnings per share may differ materially from the estimated amounts included in the guidance below.

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Impact of Adoption of FIN 48
Effective January 1, 2007, the Company adopted FASB Interpretation No. (FIN) 48, “Accounting for Uncertainty in Income Taxes” - an Interpretation of SFAS No. 109, “Accounting for Income Taxes.” Pursuant to FIN 48, ANSYS identified, evaluated and measured the amount of income tax benefits to be recognized for its income tax positions. The adoption of FIN 48 resulted in an increase to income tax expense in the second quarter and first six months of 2007 of $470,000 and $1.1 million, respectively, and a corresponding adverse impact on the effective tax rate of 1.6% and 1.9%, respectively. Income taxes as a percentage of GAAP earnings before income taxes were approximately 37% in each of the first two quarters of 2007. This rate fluctuates over time based on the income tax rates in the various jurisdictions in which the Company operates, and based on the level of profits in those jurisdictions.

Third Quarter 2007 Guidance
The Company currently expects the following for the quarter ending September 30, 2007:
•	GAAP revenue in the range of $89 - $90 million
•	Non-GAAP revenue in the range of $89 - $90 million
•	GAAP diluted earnings per share of $0.18 - $0.20
•	Non-GAAP diluted earnings per share of $0.26 - $0. 27

Fiscal Year 2007 Guidance
The Company currently expects the following for the fiscal year ending December 31, 2007:
•	GAAP revenue in the range of $ 367 - $371 million
•	Non-GAAP revenue in the range of $369 - $373 million
•	GAAP diluted earnings per share of $0.79 - $0.84
•	Non-GAAP diluted earnings per share of $1.14 - $1.16

Non-GAAP revenue and diluted earnings per share are supplemental financial measures and should not be considered as a substitute for, or superior to, revenue and diluted earnings per share determined in accordance with GAAP.

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on August 2, 2007 to discuss second quarter results. To participate in the live conference call, dial 913-312-6673 or 866-293-8973 and enter the passcode “ANSYS” or “26797”. The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for one week by dialing 719-457-0820 or 888-203-1112 and entering the passcode “ANSYS” or “26797”. The archived webcast can be accessed, along with other financial information, on ANSYS’ website at http://www.ansys.com/corporate/investors.asp .

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Use of Non-GAAP Measures
The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company’s operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company’s historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Purchase accounting for deferred revenue.  As announced on May 1, 2006, ANSYS acquired Fluent Inc. in a series of mergers. In accordance with the fair value provisions of EITF 01-3, “Accounting in a Business Combination for Deferred Revenue of an Acquiree,” acquired deferred revenue of approximately $31.5 million was recorded on the opening balance sheet, which was approximately $20.1 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company’s business or cash flow, it adversely impacts the Company’s reported GAAP software license revenue primarily for the second twelve months post-acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the purchase accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) to compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

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Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization of software and acquired technology, and amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense.  Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company.  Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company’s and management’s performance.  The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements.  Additionally, the annual review by the board of directors during which it compares the Company’s historical business model and profitability as it relates to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation.  In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results.  In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable.  In this way, management is able to review on a period-to-period basis each manager’s performance and assess financial discipline over operational expenditures without the effect of stock-based compensation.  The Company believes that the non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company’s operating results and the effectiveness of the methodology used by management to review the Company’s operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors’ operating results.

Acquired in-process research and development. The Company incurs in-process research and development expenses when technological feasibility for acquired technology has not been established and no future alternative use for such technology exists. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs do not relate to the Company’s ongoing operations and generally cannot be changed or influenced by management at the time of or after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) to compare past and future reports of financial results of the Company as the expense related to in-process research and development is a one-time item recorded on the date of acquisition.

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Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Operating Profit	Non-GAAP Operating Profit
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.
ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. The Company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pennsylvania U.S.A. with more than 40 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ approximately 1,400 people and distribute ANSYS products through a network of channel partners in over 40 countries. Visit http://www.ansys.com for more information.

Certain statements contained in the press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the third quarter and fiscal year 2007 (both GAAP and non-GAAP to exclude purchase accounting for deferred revenue, acquisition-related amortization and stock-based compensation expense), statements about management’s views concerning the Company’s prospects in the remainder of 2007 and subsequent years, including the possibility of 2007 being a record year for company results and the most successful year in the Company’s history, statements and projections relating to the impact of stock-based compensation, statements regarding management’s use of non-GAAP financial measures, statements regarding the strength of our diversified global business, statements regarding our momentum, statements regarding our progress during the recent quarter and first half of 2007, statements regarding the strength of combining the ANSYS and Fluent businesses, statements regarding the unprecedented nature of our engineering simulation solutions, statements regarding our continued focus on strengthening our margins and balance sheet, statements regarding record cash flows from operations, and statements regarding our positioning to drive 2007 to be the most successful year in the Company’s history, are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties, including, but not limited to, the risk of a general economic downturn in one or more of ANSYS’ primary geographic regions, the risk that the assumptions underlying ANSYS’ anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS’ products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that ANSYS’ operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company’s products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.’s 2007 Annual Report and Form 10-K, as amended. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS, ANSYS Workbench, AUTODYN, CFX, FLUENT and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries.  All other brand, product, service and feature names or trademarks are the property of their respective owners.

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ANSYS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Revenue:
Software licenses	$59,412	$34,763	$116,624	$61,515
Maintenance and service	32,799	27,501	63,446	46,760

Total revenue	92,211	62,264	180,070	108,275

Cost of sales:
Software licenses	2,308	1,700	4,520	3,190
Amortization of software and
acquired technology	5,382	3,739	10,724	4,647
Maintenance and service	11,241	8,014	22,567	12,484
Total cost of sales	18,931	13,453	37,811	20,321

Gross profit	73,280	48,811	142,259	87,954

Operating expenses:
Selling, general and administrative	27,095	22,020	53,986	33,859
Research and development	13,576	11,622	26,648	20,979
Amortization	2,213	1,576	4,408	1,704
In-process research and development	-	28,100	-	28,100
Total operating expenses	42,884	63,318	85,042	84,642

Operating income (loss)	30,396	(14,507)	57,217	3,312

Interest expense	(1,966)	(2,179)	(3,949)	(2,183)
Interest income	1,113	1,260	1,975	2,776
Other expense	(482)	(263)	(398)	(77)

Income before income tax provision	29,061	(15,689)	54,845	3,828

Income tax provision	10,805	3,704	20,438	10,308

Net income (loss)	$18,256	$(19,393)	$34,407	$(6,480)

Earnings per share - basic(a):
Basic earnings per share	$0.24	$(0.27)	$0.44	$(0.09)
Weighted average shares - basic	77,611	72,612	77,488	68,428

Earnings per share - diluted(a):
Diluted (loss) earnings per share	$0.23	$(0.27)	$0.43	$(0.09)
Weighted average shares - diluted	80,886	72,612	80,809	68,428

(a)	The share data and earnings per share data in this press release give effect for the two-for-one stock split, applied retroactively, to all periods presented.

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ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
For the three months ended June 30, 2007
(in thousands, except percentages and per share data)
(Unaudited)

	As Reported	Adjustments		Non-GAAP Results
Total revenue:	$92,211	$69	(1)	$92,280

Operating income	30,396	9,671	(2)	40,067

Operating profit margin	33.0%			43.4%

Net income	$18,256	$6,365	(3)	$24,621

Earnings per share - diluted(a):
Diluted earnings per share	$0.23			$0.30
Weighted average shares - diluted	80,886			80,886

(1)
Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, “Accounting in a Business Combination for Deferred Revenue of an Acquiree.”

(2)
Amount represents $7.5 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, a $2.1 million charge for stock-based compensation in accordance with SFAS No. 123R, “Share-Based Payment,” as well as the $69,000 adjustment to revenue as reflected in (1) above.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $3.3 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
For the three months ended June 30, 2006
(in thousands, except per share data)
(Unaudited)

	As Reported	Adjustments		Non-GAAP Results
Total revenue:	$62,264	$5,939	(1)	$68,203

Operating (loss) income	(14,507)	40,480	(2)	25,973

Operating profit margin	(23.3%)			38.1%

Net (loss) income	$(19,393)	$35,850	(3)	$16,457

Earnings per share - diluted(a):
Diluted (loss) earnings per share	$(0.27)			$0.21
Weighted average shares - diluted	72,612	4,208	(4)	76,820

(1)
Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, “Accounting in a Business Combination for Deferred Revenue of an Acquiree.”

(2)
Amount represents $5.2 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, a $1.2 million charge for stock-based compensation, $28.1 million of acquired in-process research and development expense that was purchased in the Fluent acquisition and immediately expensed, as well as the $5.9 million adjustment to revenue as reflected in (1) above.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $4.6 million.

(4)	Amount represents common stock equivalents that are dilutive in the calculation of non-GAAP diluted earnings per share.

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ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
For the six months ended June 30, 2007
(in thousands, except percentages and per share data)
(Unaudited)

	As Reported	Adjustments		Non-GAAP Results
Total revenue:	$180,070	$1,829	(1)	$181,899

Operating income	57,217	21,013	(2)	78,230

Operating profit margin	31.8%			43.0%

Net income	$34,407	$13,667	(3)	$48,074

Earnings per share - diluted(a):
Diluted earnings per share	$0.43			$0.59
Weighted average shares - diluted	80,809			80,809

(1)
Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, “Accounting in a Business Combination for Deferred Revenue of an Acquiree.”

(2)
Amount represents $14.9 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, a $4.3 million charge for stock-based compensation in accordance with SFAS No. 123R, “Share-Based Payment,” as well as the $1.8 million adjustment to revenue as reflected in (1) above.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $7.3 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
For the six months ended June 30, 2006
(in thousands, except per share data)
(Unaudited)

	As Reported		Adjustments		Non-GAAP Results
Total revenue:		$108,275	$5,939	(1)	$114,214

Operating income		3,312	42,625	(2)	45,937

Operating profit margin		3.1%			40.2%

Net (loss) income	$	(6,480)	$37,432	(3)	$30,952

Earnings per share - diluted(a):
Diluted (loss) earnings per share		$(0.09)			$0.43
Weighted average shares - diluted		68,428	4,106	(4)	72,534

(1)
Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, “Accounting in a Business Combination for Deferred Revenue of an Acquiree.”

(2)
Amount represents $6.1 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, a $2.5 million charge for stock-based compensation, $28.1 million of acquired in-process research and development expense that was purchased in the Fluent acquisition and immediately expensed, as well as the $5.9 million adjustment to revenue as reflected in (1) above.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $5.2 million.

(4)	Amount represents common stock equivalents that are dilutive in the calculation of non-GAAP diluted earnings per share.

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ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30,	December 31,
	2007	2006
ASSETS:

Cash & short-term investments	$137,971	$104,486
Accounts receivable, net	41,079	37,341
Goodwill	431,624	428,959
Other intangibles, net	189,723	204,115
Other assets	106,394	103,142

Total assets	$906,791	$878,043

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue	$124,660	$101,226
Long-term debt (including current portion)	98,459	123,320
Other liabilities	104,277	118,704
Stockholders' equity	579,395	534,793

Total liabilities & stockholders' equity	$906,791	$878,043

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ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending September 30. 2007

Earnings Per Share Range - Diluted

U.S. GAAP expectation	$0.18 - $0.20
Adjustment to exclude purchase accounting adjustments to deferred revenue	-
Adjustment to exclude acquisition-related amortization	$0.05 - $0.06
Adjustment to exclude stock-based compensation	$0.02

Non-GAAP expectation	$0.26 - $0.27

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2007

Earnings Per Share Range - Diluted

U.S. GAAP expectation	$0.79 - $0.84
Adjustment to exclude purchase accounting adjustments to deferred revenue	$0.01 - $0.02
Adjustment to exclude acquisition-related amortization	$0.22 - $0.23
Adjustment to exclude stock-based compensation	$0.09 - $0.10

Non-GAAP expectation	$1.14 - $1.16

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